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               [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE LLP]

                                                                     Exhibit 5.1

                                December 17, 2001

Neurobiological Technologies, Inc.
3260 Blume Drive, Suite 500
Richmond, CA 94806

         Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

         We have acted as counsel to Neurobiological Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on December 18, 2001 for the purpose of registering under the Securities Act of 1933, as amended, an additional 200,000 shares of its Common Stock, par value $0.001 (the "Shares") under the Company's Amended and Restated 1993 Stock Plan (the "Plan").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

         (a) The Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of December 13, 2001, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

         (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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 HellerEhrman                                 Neurobiological Technologies, Inc.
    ATTORNEYS                                                  December 17, 2001
                                                                         Page- 2



         (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, the Plan and the Registration Statement, and (ii) certifying as to certain factual matters;

         (d) The Registration Statement;

         (e) The Plan; and

         (f) A letter from Mellon Investor Services, the Company's transfer agent, dated December 12, 2001, as to the number of shares of the Company's common stock that were outstanding on December 10, 2001.

         This opinion is limited to the federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware as to corporate formalities, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, and (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in the Plan and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Heller Ehrman White & McAuliffe LLP